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                                                                           10.26


                                LEASE AGREEMENT

     THIS LEASE (the "Lease") is executed this 13 day of March 2000, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and NET RADIO CORPORATION, a Minnesota corporation ("Tenant").

                                  WITNESSETH:

                         ARTICLE 1 -- LEASE OF PREMISES

     Section 1.01. Basic Lease Provisions and Definitions.

A. Leased Premises (shown outlined on Exhibit A attached hereto): Valley Gate North, 10025 Valley View Road, Suite 106, Eden Prairie, Minnesota 55344; (the "Building);

B.   Rentable Area: approximately 13,720 square feet;

     The above square footage shall be deemed correct for all purposes.

C.   Tenant's Proportionate Share: 25.97%;

D.   Minimum Annual Rent:

     Years 1 - 2         $144,060.00 per year
     Years 3 - 5         $150,920.04 per year;

E.   Monthly Rental Installments:

     Months 1-24         $12,005.00 per month
     Months 25-60        $12,576.67 per month;

F.   Landlord's Share of Expenses: Not Applicable;

G.   Lease Term: Five (5) years;

H.   Commencement Date: May 1, 2000;

I.   Security Deposit: $120,254.13;

J.   Guarantor: None;

K. Brokers: Duke-Weeks Realty Limited Partnership representing Landlord and O'Neil-Ballard, Inc., representing Tenant;

L. Permitted Use: General office, warehousing and storage of computers and related purposes;

M.   Addresses for notices:

     Landlord:   Duke-Weeks Realty Limited Partnership
                 1550 Utica Avenue South, Suite 120
                 Minneapolis, MN 55416

     Tenant:     Net Radio Corporation
                 10025 Valley View Road, Suite 106
                 Eden Prairie, MN 55344

     Address for rental and other payments:

                 Duke-Weeks Realty Limited Partnership
                 NW 7210
                 P.O. Box 1450
                 Minneapolis, MN 55485-7210


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     Section 1.02.  Leased Premises.  Landlord hereby leases to Tenant and
Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                        ARTICLE 2 - TERM AND POSSESSION

     Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time and shall commence on the Commencement Date described in the Basic Lease Provisions. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

     Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements as per Tenant's plans and specifications which have been mutually agreed upon by both Landlord and Tenant and attached hereto as Exhibit B. Any work not shown on Exhibit B shall be performed at Tenant's sole expense. Landlord and Tenant agree that all work on the initial and any subsequent tenant finish improvements shall be performed by Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord which shall receive a construction management fee as Landlord's construction manager or general contractor.

     Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at twice of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.


                                ARTICLE 3 - RENT

     Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

     Section 3.02. Additional Rent. In addition to the Minimum Annual Rent, Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively "Common Area Charges").

     "Operating Expenses" shall mean all of Landlord's expenses for operations, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which vary with occupancy and which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, service and other charges incurred in the operation and maintenance of the electrical systems, heating, ventilation and air conditioning systems and sprinkler and plumbing systems; management or administrative fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or




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owners' association; security services; insurance premiums and deductables; and
maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Operating Expenses shall exclude repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties. Provided, however, that amortization of capital improvements or replacements of the Building's sewer lines, or the foundation or structure of the Building shall only be included in Operating Expenses to the extent that they benefit the health and safety of the tenants of the Building, produce a reduction in operating costs or are required under any applicable governmental law, ordinance, resolution, order or regulation not in effect as of the Commencement Date hereof. Notwithstanding the foregoing, Landlord represents that it has no current plans to replace the Building roof or Building parking areas and that, in the event certain items require replacement, it shall amortize the certain items over the time periods shown as follows:

          Roof replacement:        Ten (10) years
          Parking Lot overlay:     Four (4) years
          Parking Lot seal/coat:   Two (2) years
          HVAC Unit replacement:   Two (2) years.

     "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes, (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Lease Premises.

      Section 3.03. Payment of Additional Rent. Landlord shall reasonably and in good faith estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.

     Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest ("Prime Rate") plus six percent (6%) per annum.

                         ARTICLE 4 - SECURITY DEPOSIT

     Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant. Notwithstanding anything contained herein to the contrary, in the event Tenant is not in Default at the end of the thirty-sixth (36th) month of the Lease Term, Landlord hereby agrees to return a portion of the Security Deposit to Tenant in the amount of Sixty Thousand Dollars ($60,000.00).

                                ARTICLE 5 - USE

     Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.


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     Section 5.02.  Covenants of Tenant Regarding Use.  Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and
(iii) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injuries or annoys them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations; provided, however, that Tenant shall not be responsible for any Additional Rent, Operating Expenses, Real Estate Taxes, Common Area Charges or similar expenses due to Landlord from another tenant but not paid. Tenant shall not overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged.

     Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper provided, however, that any such change or alteration will not have a material adverse effect on the Leased Premises or Tenant's access thereto; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.01 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.


                       ARTICLE 6 - UTILITIES AND SERVICES

     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services provided to Tenant) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord may choose the service provider.

     Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord negligently fails to restore such service within a reasonable time, thereby causing the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the use permitted under this Lease for more than ten (10) consecutive days after notice from Tenant to Landlord that such service has been interrupted and a reasonable opportunity for Landlord to restore such service, Minimum Annual Rent and Annual Rental Adjustment shall abate on a per diem basis for each day after such ten (10) day period during which the Leased Premises remain untenantable.


                      ARTICLE 7 - MAINTENANCE AND REPAIRS

     Section 7.01. Landlord's Responsibility. During the term of this Lease, Landlord shall carry out all work to maintain in good condition and repair, and replace as necessary, the electrical systems, heating and air conditioning systems, sprinkler and plumbing systems, roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require



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repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

     Section 7.02. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty
(30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                             ARTICLE 8 - CASUALTY

     Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot or will not be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

     Section 8.02. All Risk Coverage Insurance. During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any casualty damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for casualty damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for casualty damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

                        ARTICLE 9 - LIABILITY INSURANCE

     Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied,
(ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage covered by Landlord's all risk coverage insurance as provided in Section 8.02 and except for that caused solely and directly by Landlord's negligence. This provision shall survive the expiration or earlier termination of this Lease.

     Section 9.02. Tenant's Insurance. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

     (a)  Worker's Compensation: minimum statutory amount.


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     (b)  Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

     (c) All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

     (d)  Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.


                          ARTICLE 10 - EMINENT DOMAIN

     If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.


                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

     Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or in another building owned by Landlord in the vicinity). In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Building. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.


                       ARTICLE 12 - TRANSFERS BY LANDLORD

     Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

     Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Within ten
(10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying
(i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of




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foreclosure, Tenant shall be allowed to continue in possession of the Leased
Premises as provided for in this Lease so long as Tenant shall not be in Default. Notwithstanding anything contained herein to the contrary, as a condition to Tenant's obligation to subordinate this Lease to any future mortgage, Landlord shall obtain at Tenant's sole cost and expense from any future mortgagee and deliver to Tenant a properly executed Subordination, Non-disturbance and Attornment agreement in favor of Tenant, substantially in the form of Exhibit C. Landlord hereby represents that there is no mortgage encumbering the Building as of the date of execution of this Lease.

                        ARTICLE 13 - DEFAULT AND REMEDY

     Section 13.01. Default. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

     (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

     Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

     (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of the Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default. Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder except pursuant to an order by a court of competent jurisdiction.

     Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building including the rents and profits therefrom for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorney's fees incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT
                            [INTENTIONALLY OMITTED]

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

     Section 15.01. Definitions.

     (a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     (b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

     Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to Tenant's specific use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

     Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

     Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

     Section 15.07. Landlord's Representation. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

                          ARTICLE 16 - MISCELLANEOUS

     Section 16.01. Benefit of Landlord and Tenant. This Lease shall insure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     Section 16.03. Guaranty. [INTENTIONALLY OMITTED]

     Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

     Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

     Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

     Section 16.08. Partial Invalidity: Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to the Lease except by a written agreement executed by Landlord and Tenant.

     Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000.00) prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenants who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principals, consistently applied.

     Section 16.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

     Section 16.11. Signs. Tenant may, at its own expense, erect a sign concerning the business of Tenant which shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with the applicable codes and any recorded restrictions applicable to the Building. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any resulting damage to the Leased Premises or the Building.

     Section 16.12. Option to Extend.

     A. Grant and Exercise of Option. Provided that (i) Tenant has not been in Default beyond any applicable cure periods at any time during the Original Term, (ii) the creditworthiness of Tenant is materially the same as or better than on the Commencement Date, (iii) Tenant named herein remains in possession of and has been continuously operating in substantially the entire Leased Premises throughout the Original Term and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Tenant shall have one
(1) option to extend the Original Term for one (1) additional period of five
(5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than nine (9) months prior to the expiration of the Original Term, written notice of Tenant's desire to extend the Original Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant's acceptance of the Rent Adjustment.

     B. Market Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Landlord in the vicinity, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Original Term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

     Section 16.13. Right of First Offer. Provided that (i) Tenant has not been in Default beyond any applicable cure periods at any time during the Original Term, (ii) the creditworthiness of Tenant is materially the same as or better than on the Commencement Date, (iii) Tenant named herein remains in possession of and has been continuously operating in substantially the entire Leased Premises throughout the Original Term and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder, and subject to any rights of other tenants to the Offer Space, then, after the initial twelve (12) months of the Lease Term, Landlord shall notify Tenant in writing ("Landlord's Notice") of the availability of the space shown striped on the attached Exhibit A which is contiguous to the Leased Premises (the "Offer Space") before entering into a lease with a third party for such Offer Space. Tenant shall have ten (10) business days from its receipt of Landlord's Notice to deliver to Landlord a written acceptance agreeing to lease the Offer Space on the terms and conditions in Landlord's Notice. In the event Tenant fails to notify Landlord of its acceptance within said ten (10) day period, such failure shall be conclusively deemed a waiver of Tenant's Right of First Offer and a rejection of the Offer Space, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. In the event Tenant accepts the Offer Space on the terms and conditions specified in the Landlord's Notice, the term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be thirty-six (36) months and the Term for the original Leased Premises shall be extended, to be coterminous with the term for the Offer Space. The Minimum Annual Rent for the Offer Space shall be equal to the rate which is then being quoted by Landlord to prospective new tenants for the Offer Space, excluding free rent and other concessions, provided, however, that in no event shall Tenant's Minimum Annual Rent per square foot for the Offer Space be less than the highest Minimum Annual Rent per square foot payable during the original Lease Term for the original Leased Premises. The Minimum Annual Rent for the original Leased Premises during any such extended term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, excluding free rent and other concessions, provided, however, that in no event shall the Minimum Annual Rent during such extended term be less than the highest Minimum Annual Rent payable during the Lease Term for the original Leased Premises.
















                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                        LANDLORD:

                                        DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                        an Indiana limited partnership

                                        By:   Duke-Weeks Realty Corporation,
                                              its general partner


                                              By: /s/ Robert H. Johnson
                                                 ---------------------------
                                                      Robert H. Johnson
                                                      Senior Vice President
                                                      Minneapolis Industrial

                                        TENANT:

                                        NET RADIO CORPORATION,
                                        a Minnesota corporation


                                        By:  /s/ Michael P. Wise
                                           ----------------------

                                        Printed:  Michael P. Wise
                                                -----------------

                                        Title:  CFO
                                              -------------------


STATE OF _____________ )
                       ) SS:
COUNTY OF ____________ )


     Before me, a Notary Public in and for said County and State, personally appeared _________________________, by me known and by me known to be the ___________________________ of Net Radio Corporation, a Minnesota corporation, who acknowledged the execution of the above and foregoing "Lease Agreement" for and on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 10 day of March, 2000.


[NOTARY SEAL]                           /s/ Barbara J. Kelzenberg
                                        -------------------------
                                        Notary Public

                                        Barbara J. Kelzenberg
                                        ---------------------
                                        (Printed Signature)

My Commission Expires:    1/31/2005
                          ---------
My County of Residence:   Anoku
                          ---------

                                                                       EXHIBIT C



            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT made as of this ____ day of _______, 199_, by and between __________, a(n) _________________ hereinafter referred to as "Tenant", and
__________, a(n) _________________ hereinafter referred to as "Mortgagee".


                              W I T N E S S E T H
                              -------------------

     (A) Tenant has entered into a certain lease dated _________________, 199_ ("Lease"), with __________, a(n) _________________, hereinafter called
"Landlord", for a term of ______ (__) years, covering certain premises located on a portion of that certain real property legally described in Exhibit A attached hereto and commonly known as _______________; and

     (B) Mortgage has made a loan to Landlord secured by a mortgage dated __________, 199_ and recorded ___________, 199_ with the ___________ County
Recorder in Book ______, Page _________ (the "Mortgage") on certain real property owned by Landlord and described in Exhibit A attached hereto.

     NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1. The aforementioned Lease and the rights of the Tenant thereunder are hereby subordinated and inferior to the Mortgage, and the lien thereof, securing the above mortgage loan to be made by Mortgagee, and to any renewal, modification, substitution or extension thereof.

     2. In the event of any foreclosure of the Mortgage, or the giving of a deed in lieu of foreclosure, the Tenant agrees to attorn to and accept the purchaser at the foreclosure sale, or the grantee, as the case may be, as Landlord for the balance then remaining of the term of the aforementioned Lease subject to all of the terms and conditions of the Lease; provided, however, that any rights the Tenant may have against the original Landlord shall not be enforceable personally against the Mortgagee or any purchaser at a foreclosure sale.

     3. Tenant agrees to give prompt written notice to Mortgagee of any default of the Landlord in the obligations of the Landlord under the Lease, if such default is of such a nature as to give the Tenant a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents and Tenant agrees to give Mortgagee the right, but not the obligation, to cure any such default prior to Tenant's taking any such action. The address for such notice is as follows:


          ________________________

          ________________________

          ________________________

          ________________________


It is further agreed that any such notice will be given to any successor in interest of the Mortgagee in the Mortgage provided that prior to any such default of the Landlord such successor in interest shall have given written notice by certified mail return receipt requested to the Tenant of its acquisition of the Mortgagee's interest therein, and designated the address to which such a notice is to be directed.

     4. In the event that Mortgagee shall succeed to the interest of Landlord under such Lease, Mortgagee, its successors and assigns, or any purchaser at a foreclosure sale, shall not be:

     (a) personally liable for any act or omission of any prior landlord (including Landlord); or

     (b)  liable for the return of any security deposit; or

     (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

     (d) bound by any amendment or modification of the Lease made without its consent.

     In consideration of the foregoing agreements of the Tenant, the undersigned Mortgagee agrees that so long as Tenant is not in default under the terms of the Lease, Mortgagee, any successor or assignee of Mortgagee, and any purchaser from Mortgagee will not disturb the possession of the Tenant or any other rights of Tenant under the Lease upon any foreclosure of said Mortgage, any acquisition pursuant to a deed in lieu of foreclosure or any other acquisition of said property by Mortgagee or otherwise pursuant to its Mortgage, and that will accept the attornment of the Tenant thereafter.

     5. The lien, security interest and encumbrance represented and evidenced by the Mortgage shall in no way affect or extend to Tenant's personal property at the premises.

     6. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a Non-Disturbance Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as of the day and date first above written.



TENANT:                        MORTGAGEE:

__________________,             __________________,

a(n) _____________             a(n) _____________

By: ______________             By: ______________

Printed: _________             Printed: _________

Title: ___________             Title: ___________




Attest:                        Attest:

By: ______________             By: ______________

Printed: _________             Printed: _________

Title: ___________             Title: ___________

                                ACKNOWLEDGEMENT

STATE OF _________________)
                          )SS:
COUNTY OF ________________)

     Before me, a Notary Public in and for said County and State, personally appeared ___________________, by me known and by me known to be the ______________________ of ________________________, a(n) __________________,
who acknowledged the execution of the foregoing "Subordination, Non-Disturbance and Attornment Agreement" on behalf of said ___________________________.

     Witness my hand and Notarial Seal this _____ day of _______________, 199__.



                                                  ______________________________
                                                  Notary Public



                                                  ______________________________
                                                  (Printed Signature)


My Commission Expires: ___________________________

My County of Residence: __________________________

STATE OF _______________)
                        ) SS:
COUNTY OF ______________)


     Before me, a Notary Public in and for said County and State, personally appeared __________________, by me known and by me known to be the ____________________ of ___________________________, a(n) _________________,
who acknowledged the execution of the foregoing "Subordination, Non-Disturbance and Attornment Agreement" on behalf of said _______________________________.

     Witness my hand and Notarial Seal this _____ day of ______________, 199__.


                                                  ______________________________
                                                  Notary Public


                                                  ______________________________
                                                  (Printed Signature)


My Commission Expires: ___________________________

My County of Residence: __________________________



This instrument prepared by (and return after recording to): __________________, Attorney at Law, Duke Realty Investments, Inc., 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240.